Exhibit 99.1

VPC Impact Acquisition Holdings III, Inc. Announces $15M PIPE Pre-Funding from Alameda Research in Connection with its Proposed Business Combination with Dave

Investment to enable acceleration of near-term growth

CHICAGO & LOS ANGELES – August 17, 2021 – VPC Impact Acquisition Holdings III, Inc. (NYSE: VPCC) (“VPCC”), a special purpose acquisition company sponsored by Victory Park Capital (“VPC”), today announced that it has entered into an amendment to the PIPE subscription agreement it previously entered into with Alameda Research Ventures LLC (“Alameda Research”), the firm founded by Sam Bankman-Fried, founder and CEO of FTX Trading LTD, in connection with the proposed business combination with Dave. The amendment calls for a $15 million private placement (PIPE) pre-funding, which will be facilitated through the issuance of a promissory note by Dave to Alameda Research. Dave’s obligations to repay the principal amount of such promissory note would be discharged through the issuance to Alameda Research of 1.5 million shares of VPCC at the closing of the business combination. Dave, the banking app on a mission to create financial opportunity that advances America’s collective potential, has over 10 million customers.

Jason Wilk, CEO of Dave, commented: “This investment will enable us to activate our marketing initiatives, building on the strong foundation we’ve established over the past four years and accelerating our near-term growth. We also look forward to our partnership with Alameda Research and exploring opportunities to incorporate cryptocurrency into our platform to benefit our customers. We’re grateful for the high conviction our investors have shown in our business and mission, and we look forward to bringing our platform to millions of new consumers.”

The proposed business combination, which was originally announced on June 7, 2021, has been unanimously approved by the Boards of Directors of Dave and VPCC, and is subject to approval by VPCC’s stockholders, regulatory approvals and other customary closing conditions. The business combination is expected to close late in the third quarter or in the fourth quarter of 2021.

About VPC Impact Acquisition Holdings III, Inc.

VPC Impact Acquisition Holdings III, Inc.’s acquisition and value creation strategy is to identify, partner with and help grow a business in the Fintech industry headquartered or with operations in the United States. The Company’s sponsor is an affiliate of Victory Park Capital, a global investment firm with a long track record of executing debt and equity financing transactions with some of the largest global Fintech companies. The firm was founded in 2007 and is headquartered in Chicago with additional resources in New York, Los Angeles and San Francisco. Victory Park Capital is privately held and a Registered Investment Advisor with the SEC. For more information, please visit: www.victoryparkcapital.com/vih/vpc-impact-acquisition-holdings-iii/

About Dave

Dave is a banking app on a mission to create financial opportunity that advances America’s collective potential. Dave helps its more than eight million customers budget, avoid overdraft fees, find work and build credit. For more information, visit www.dave.com.

Additional Information and Where to Find It

In connection with the proposed transaction (the “Proposed Transaction”), VPC Impact Acquisition Holdings III, Inc. (“VPCC”) intends to publicly file a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”) that will include a proxy statement/prospectus of VPCC. This press release is not a substitute for the proxy statement/prospectus, that will be distributed to holders of VPCC’s common stock in connection with its solicitation of proxies for the vote by VPCC’s stockholders with respect to the Proposed Transaction and other matters as may be described in the proxy statement/prospectus, as well as the prospectus relating to the offer and sale of the securities to be issued in connection with the Proposed Transaction. This document does not contain all the information that should be considered concerning the Proposed Transaction and is not intended to form the basis of any investment decision or any other decision in respect of the Proposed Transaction. VPCC’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus included in the registration statement and the amendments thereto and the definitive proxy statement/prospectus and other documents filed in connection with the Proposed Transaction, as these materials will contain important information about Dave, VPCC and the Proposed Transaction.

Investors and security holders and other interested parties are urged to read the proxy statement/prospectus and any other relevant documents that are filed or will be filed with the SEC, as well as any amendments or supplements to these documents, carefully and in their entirety when they become available because they contain or will contain important information about Dave, VPCC, the Proposed Transaction and related matters.

When available, the definitive proxy statement/prospectus and other relevant materials for the Proposed Transaction will be mailed to stockholders of VPCC as of a record date to be established for voting on the Proposed Transaction. VPCC’s stockholders will also be able to obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov. These documents (when they are available) can also be obtained free of charge from VPCC upon written request to VPCC by emailing vih3info@victoryparkcapital.com or by directing a request to VPCC’s secretary at c/o Victory Park Capital Advisors, LLC, 150 North Riverside Plaza, Suite 5200, Chicago, IL 60606.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy or subscribe for any securities or a solicitation of any vote of approval, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Participants in Solicitation

This communication is not a solicitation of a proxy from any investor or securityholder. However, VPCC, Dave, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from VPCC’s stockholders in connection with the Proposed Transaction under the rules of the SEC. Information regarding VPCC directors and executive officers may be found in its registration statement on Form S-1, including amendments thereto, relating to its initial public offering, and other reports which are filed with the SEC. Additional information regarding the participants will also be included in the registration statement on Form S-4 that includes the preliminary proxy statement/prospectus, when it becomes available. When available, these documents can be obtained free of charge from the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; growth strategies and prospects and anticipated timing of growth; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. These forward-looking statements include, but are not limited to, statements regarding Dave’s industry and market sizes, future opportunities for VPCC, Dave and the combined company, VPCC’s and Dave’s estimated future results and the Proposed Transaction, including the implied enterprise value, the expected transaction and ownership structure and the likelihood and ability of the parties to successfully consummate the Proposed Transaction. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

In addition to factors previously disclosed in VPCC’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (i) inability to meet the closing conditions to the Proposed Transaction, including the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement; (ii) the inability to complete the Proposed Transaction due to the failure to obtain approval of VPCC’s stockholders or Dave’s members, the failure to achieve the minimum amount of cash available following any redemptions by VPCC’s stockholders or the failure to meet the national stock exchange’s listing standards in connection with the consummation of the Proposed Transaction; (iii) costs related to the Proposed Transaction; (iv) a delay or failure to realize the expected benefits from the Proposed Transaction; (v) risks related to disruption of management time from ongoing business operations due to the Proposed Transaction; (vi) the impact of the ongoing COVID-19 pandemic; (vii) changes in the markets in which Dave competes, including with respect to its competitive landscape, technology evolution or regulatory changes; (viii) changes in the markets that Dave targets; (ix) risk that Dave may not be able to execute its growth strategies, including identifying and executing acquisitions; (x) risks relating to data security; and (xi) risk that Dave may not be able to develop and maintain effective internal controls. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of VPCC’s final prospectus dated March 4, 2021 relating to its initial public offering, the registration statement on Form S-4 and proxy statement/prospectus discussed above, when available, and other documents filed by VPCC from time to time with the SEC. These filings identify and address, or will identify and address, other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof in the case of information about VPCC and Dave or the date of such information in the case of information from persons other than VPCC or Dave, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication. Forecasts and estimates regarding Dave’s industry and end markets are based on sources we believe to be reliable, however there can be no assurance these forecasts and estimates will prove accurate in whole or in part. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Contacts

Dave

Media

press@dave.com

Investors

DaveIR@icrinc.com

VPC Impact Acquisition Holdings III, Inc.

Media

Jordan Niezelski, Edelman

jordan.niezelski@edelman.com

Investors

vih3info@victoryparkcapital.com